UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 24, 2025

TETRA Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Energy Drive
Spring, Texas 77389
(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	New York Stock Exchange
Preferred Share Purchase Right	NA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in the Current Report on Form 8-K filed on October 27, 2025, TETRA Technologies, Inc. (“TETRA” or the “Company”) announced that on October 24, 2025 Elijio V. Serrano informed the Company that he intended to retire from his position as Senior Vice President and Chief Financial Officer (principal financial officer) of TETRA, effective March 31, 2026, and the Company’s board of directors had appointed Matthew J. Sanderson as Executive Vice President and Chief Financial Officer (principal financial officer), to be effective upon Mr. Serrano’s retirement from such position. Mr. Sanderson currently serves as the Executive Vice President and Chief Commercial Officer of TETRA and will continue to manage certain responsibilities associated with this position.

Sanderson Compensation Arrangements

Commencing upon the effectiveness of his appointment as Chief Financial Officer, Mr. Sanderson’s base compensation will be increased to $490,000 per year from $467,500 per year, his target annual incentive award as a percentage of base salary will be increased to 90% (from 80%) and his total target long-term award value (i.e., the values targeted by the Human Capital Management and Compensation Committee of the Company’s Board of Directors) when granting restricted stock unit and long-term performance-based cash awards) will be increased to $925,000 from $750,000. In addition, Mr. Sanderson’s change of control agreement will be amended to increase the amount of the benefits payable thereunder to 2.5 times his annual base salary and target annual bonus amounts. The form of change of control agreement is incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-K.

Serrano Transition Agreement

In connection with his retirement from the Company, Mr. Serrano entered into a transition agreement (the “Transition Agreement”) with the Company. During the transition period, the Transition Agreement provides that Mr. Serrano will continue to serve as a non-executive employee of the Company, initially serving as an advisor to the Company’s chief executive officer and chief financial officer, through April 2, 2027, unless earlier terminated as provided below, and that upon termination of Mr. Serrano’s employment, unless agreed otherwise, such termination will constitute a “Qualifying Retirement” under the Company’s retirement guidelines.

The Transition Agreement provides for an annual salary equal to $125,000. Under the Company’s retirement guidelines, Mr. Serrano will be entitled to a prorated portion of any awards under the Company’s cash incentive compensation plans to the extent the applicable performance objectives are met provided that any individual performance goals will be deemed to have been fully satisfied. Any time-based unvested restricted stock unit awards will continue to vest and become exercisable pursuant to the original vesting schedule. Any performance-based long-term incentive awards will be settled on a prorated basis to the extent the applicable performance objectives are met provided that any individual performance goals will be deemed to have been fully satisfied.

The Transition Agreement contains other customary terms and conditions. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description
10.1	Transition Agreement, dated April 1, 2026, between TETRA Technologies, Inc. and Elijio V. Serrano
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/ Brady M. Murphy
Brady M. Murphy
President and
Chief Executive Officer

Date:	April 2, 2026
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